Exhibit 10(c)

__________ Restricted Shares    Date of Grant: __________

RESTRICTED SHARE AWARD

CLIFF VESTING AWARDS

2004 OMNIBUS STOCK AND INCENTIVE PLAN

FOR DENBURY RESOURCES INC.

RESTRICTED SHARE AWARD (“Award”) made effective _________ (“Date of Grant”) between Denbury Resources Inc. (the “Company”) and _______________ (“Holder”), a non-employee member of the Board of Directors (“Board”) of the Company.

WHEREAS, the Company desires to grant to the Holder______________________ Restricted Shares under and for the purposes of the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc. (Amended and Restated as of May 22, 2013), and as may be further amended (the “Plan”);

WHEREAS, in accordance with the provisions of Section 16(d) of the Plan, the Restricted Shares will be issued by the Company in the Holder's name and be issued and outstanding for all purposes (except as provided below or in the Plan) but held by the Company (together with the stock power set forth below) until such time as such Restricted Shares are Vested by reason of the lapse of the applicable Restrictions, after which time the Company shall make delivery of the Vested Shares to Holder;

WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award; and

WHEREAS, terms capitalized but not defined above (or otherwise) in this Award will have the meaning given to such terms under the Plan.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.    Restricted Share Award. The Company hereby sells, transfers, assigns and delivers to the Holder an aggregate of ___________________ Restricted Shares (“Award Restricted Shares”) on the terms and conditions set forth in the Plan and as supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Section 2 below, subject only to Holder's execution of this Award agreement.

2.    Vesting of Award Restricted Shares. The Restrictions on the Award Restricted Shares shall lapse (Award Restricted Shares with respect to which Restrictions have lapsed being herein referred to as “Vested Shares”) and become fully non-forfeitable on the occurrence of the earliest of the dates set forth in (a) through (d) below and partially non-forfeitable on a Pro Rata Basis (as defined below) as provided in (e) and (f) below (“Vesting Dates”):

(a)	[the day immediately preceding the one-year anniversary of the Date of Grant] (“Anniversary Date”);

(b)	the date of Holder's death or Disability;

(c)	the date of a Change in Control; and

(d)	the date of a Post-Separation Change in Control.

For purposes of this Award, the term “Post-Separation Change in Control” means a Change in Control which follows the Holder's Separation, but results from the Commencement of a Change in Control that occurs prior to the Holder's Separation. For all purposes of this Award, the term “Commencement of a Change in Control” shall mean the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the 1934 Act), or a “group” (as defined in Section 13(d)(3) of the 1934 Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change in Control as defined in Section 2(h)(2), (3) or (4) of the Plan involving such person, group, or their affiliates.

In addition to the Vesting Dates provided in (a) through (d) above, the Holder shall have Vested Shares which become non-forfeitable on a Pro Rata Basis (as defined below) on the date of the Holder's Separation (such date to be an additional Vesting Date), but only if the Holder:

(e)	incurs a Separation before the Anniversary Date (such date being the “Separation Date”); and

(f)	such Separation does not constitute a Separation for Cause or is not the result of conduct which could have otherwise led to a Separation for Cause.

For purposes of this Award, “Pro Rata Basis” means the product of (g) multiplied by a fraction of (h) divided by (i) on such Vesting Date, such product being rounded to the nearest whole Share, where:

(g)	equals the total number of Award Restricted Shares granted under this Award;

(h)	equals the number of days the Holder provided services as a Director during the Restricted Period up to and including the Separation Date (numerator); and

(i)	equals the total number of days during the Restricted Period beginning on the date the Holder began providing services as a Director and ending on the Anniversary Date (denominator).

3.    Restrictions - Forfeiture of Award Restricted Shares. The Award Restricted Shares are subject to the Restriction that, except as provided in the following sentence, all rights of Holder to any Award Restricted Shares which have not become Vested Shares automatically, and without notice, shall terminate and shall be permanently forfeited on the date of Holder's Separation. The exception referred to in the preceding sentence is that, if there is a Post-Separation Change in Control, the previously forfeited Award Restricted Shares shall be reinstated as Vested Shares and, for all purposes of this Award, Holder will be deemed to have Separated on the day after such Post-Separation Change in Control.

4.    Withholding. There will be no tax withholding with respect to this Award.

5.    Issuance of Shares. Without limitation, Holder shall have all of the rights and privileges of an owner of the Award Restricted Shares (including voting rights) except that Holder shall not be entitled to delivery of the certificates evidencing any of the Shares unless and until they become Vested Shares, nor shall Holder be entitled to receive Restricted Share Distributions (i.e., dividends) until they become Vested Shares. The Administrator shall deliver the Vested Shares to the Holder as soon as reasonably possible following vesting. The Holder agrees to hold and retain the required number of Vested Shares as specified in the Company's stock ownership guidelines, as potentially modified from time to time.

6.    No Transfers Permitted. The rights under this Award are not transferable by the Holder otherwise than by will or the laws of descent and distribution, and so long as Holder lives, only Holder or his or her guardian or legal representative shall have the right to receive and retain Vested Shares.
7.    No Right To Continued Board Service. Neither the Plan nor this Award shall confer upon the Holder any right to continue to serve as a Director, nor shall they interfere in any way with Holder's right to resign or otherwise terminate participation on the Board.

8.    Governing Law. Without limitation, this Award shall be construed and enforced in accordance with and governed by the laws of Delaware.

9.    Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10.    Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

11.    Committee Authority. The Award shall be administered by the Committee, which shall adopt rules and regulations for carrying out the purposes of the Award and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to the Administrator; provided, further, that the determinations under, and the interpretations of, any provision of the Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf and its corporate seal to be affixed hereto by its duly authorized representative and the Holder has hereunto set his or her hand and seal, all on the day and year first above written.

DENBURY RESOURCES INC.

Per:
Phil Rykhoek, Chief Executive Officer

Per:
Mark Allen, SVP & Chief Financial Officer

Assignment Separate From Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Denbury Resources Inc. the ________________ Award Restricted Shares subject to this Award, standing in the undersigned's name on the books of said Denbury Resources Inc., and do hereby irrevocably constitute and appoint the corporate secretary of Denbury Resources Inc. as attorney to transfer the said stock on the books of Denbury Resources Inc. with full power of substitution in the premises.

Dated as of this ________ day of ______________, ______.

______________________________
Holder Signature

Acknowledgment

The undersigned hereby acknowledges (i) my receipt of this Award, (ii) my opportunity to review the Plan, (iii) my opportunity to discuss this Award with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Award and the Plan, and (v) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of this Award and the Plan.
Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or this Award, or both) of the Administrator upon any questions arising under the Plan, or this Award, or both.
Dated as of this ________ day of ______________, ______.

______________________________
Holder Signature